Exhibit 99.2

FOR IMMEDIATE RELEASE

August 10, 2023

Investor Contacts:

Andrew Slabin

Andrew.Slabin@wbd.com

212-548-5544

Peter Lee

Peter.Lee@wbd.com

212-548-5907

Media Contact:

Nathaniel Brown

Nathaniel.Brown@wbd.com

212-548-5959

Warner Bros. Discovery Announces Expiration and Results of Cash Tender Offers for Any and All

4.050% Senior Notes due 2023 Issued by Warner Media, LLC

7.570% Senior Notes due 2024 Issued by Historic TW Inc.

3.800% Senior Notes due 2024 Issued by Discovery Communications, LLC

3.528% Senior Notes due 2024 Issued by WarnerMedia Holdings, Inc.

3.428% Senior Notes due 2024 Issued by WarnerMedia Holdings, Inc.

3.550% Senior Notes due 2024 Issued by Warner Media, LLC

New York, New York — Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) today announced the expiration and results, as of 5:00 p.m., New York City time, on August 9, 2023 (the “Expiration Time”), of the previously announced cash tender offers (each, a “Tender Offer” and together, the “Tender Offers”) by its wholly-owned subsidiaries, Warner Media, LLC, Historic TW Inc., Discovery Communications, LLC and WarnerMedia Holdings, Inc. (each an “Issuer” and together, the “Issuers”) to purchase any and all of the respective Issuer’s outstanding notes described in the table below (together, the “Notes”). Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase (as defined below).

The Tender Offers were announced on August 3, 2023 and were made pursuant to the Offer to Purchase, dated August 3, 2023 (the “Offer to Purchase”), and the related notice of guaranteed delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Tender Offer Documents”). According to information provided by the Tender and Information Agent for the Tender Offers, the following table presents the aggregate principal amount of each series of Notes tendered and not validly withdrawn as of the Expiration Time and the aggregate principal amount of each series of Notes tendered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents.

Issuer/Offeror	Title of Security	CUSIP	Aggregate Principal Amount Outstanding	Aggregate Principal Amount Tendered as of Expiration Time(1)	Aggregate Principal Amount Tendered pursuant to Guaranteed Delivery
Warner Media, LLC	4.050% Senior Notes due 2023	887317AR6	$67,262,000	$25,552,000	$0

Historic TW Inc.	7.570% Senior Notes due 2024	887315BH1	$32,782,000	$5,661,000	$0

Discovery Communications, LLC	3.800% Senior Notes due 2024	25470DAM1	$383,192,000	$223,903,000	$837,000

WarnerMedia Holdings, Inc.	3.528% Senior Notes due 2024	U56632AK6 55903VAV5	$499,290,000	$366,357,000	$10,000

WarnerMedia Holdings, Inc.	3.428% Senior Notes due 2024	55903VAC7 U55632AB6 55903VAW3	$1,649,358,000	$1,282,615,000	$0

Warner Media, LLC	3.550% Senior Notes due 2024	887317AV7	$54,014,000	$6,263,000	$0

(1)	Amounts do not include the principal amount of the Notes tendered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents.

Each Issuer expects to accept for purchase all applicable Notes validly tendered and not validly withdrawn before the Expiration Time. Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders whose Notes have been accepted for purchase in a Tender Offer will receive the applicable Consideration for each $1,000 principal amount of such Notes in cash on the Settlement Date (as defined below). In addition to the applicable Consideration, all Holders whose Notes have been accepted for purchase will also receive accrued and unpaid interest on such Notes, if any, up to, but excluding, the Settlement Date (as defined below). Each Issuer also expects to accept all applicable Notes validly tendered and delivered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents. The Issuers will not accept any further tenders.

The settlement date for Notes validly tendered and not validly withdrawn before the Expiration Time and all Notes validly tendered and delivered pursuant to the guaranteed delivery procedures is expected to be August 14, 2023 (the “Settlement Date”). Each Issuer intends to fund the purchase of its Notes with cash on hand and other available sources of liquidity, which may include borrowings under the Company’s revolving credit facility.

BofA Securities, Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC served as the Dealer Managers for the Tender Offers. D.F. King & Co, Inc. served as the Tender and Information Agent for the Tender Offers. Questions regarding the Tender Offers may be directed to the Dealer Managers as set forth below:

BofA Securities, Inc.

620 South Tryon Street, 20th Floor

Charlotte,North Carolina 28255

Attention: Liability Management

Collect: +1 (980) 387-3907

Toll-Free: +1 (888) 292-0070

Email: debt_advisory@bofa.com

Citigroup Global Markets Inc. 388 Greenwich Street, Trading 4th Floor New York, New York 10013 Attention: Liability Management Group Collect: +1 (212) 723-6106 Toll-Free: +1 (800) 558-3745

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Attention: Liability Management

Toll Free: +1 877 381 2099

Collect +1 212 618 7843

Email: liability.management@rbccm.com

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Tender Offers were made only by, and pursuant to the terms of, the Tender Offer Documents. The Tender Offers were not made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer was made by any of the Dealer Managers on behalf of the Issuer. None of the Issuers, the Tender and Information Agent or the Dealer Managers, nor any of their affiliates, has made any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers.

About Warner Bros. Discovery:

Warner Bros. Discovery (Nasdaq: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

This press release contains certain “forward-looking statements.” These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the settlement of the Tender Offers, and the timing of any of the foregoing, as well as the risk factors disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2023. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Source: Warner Bros. Discovery, Inc.

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